Exhibit 10.1 Cognex Corporation One Vision Drive Natick, MA 01760-2059 (508) 650-3000 www.cognex.com PERSONAL AND CONFIDENTIAL Paul Todgham [Address] Re: Resignation Agreement Dear Paul: This letter confirms your upcoming separation from employment with Cognex Corporation (the “Company”). This letter also proposes an agreement between you and the Company. Entitlements and Obligations Regardless of whether you enter into an agreement with the Company, the Company will: • pay you salary accrued to you through the date of termination of your employment; • pay you for all accrued but unused Paid Time Off due to you through the date of termination of your employment; • provide you with the right to continue group health plan coverage after the termination of your employment under the law known as “COBRA,” which will be described in a separate written notice; and • reimburse you for any outstanding, reasonable business expenses that you have incurred on the Company’s behalf through the termination of your employment, after the Company’s timely receipt of appropriate documentation pursuant to the Company’s business expense reimbursement policy. In addition, you have certain equity agreements with the Company, pursuant to the Company’s 2007 Stock Option and Incentive Plan (“Award Agreements”). You will be entitled to your rights under and subject to the terms of the Award Agreements regardless of whether you enter this Agreement. Also, regardless of whether you agree to the Agreement, you will remain subject to the terms of the Employee Invention, Non-Disclosure and Non-Competition Agreement (the “Restrictive Covenants Agreement”) and any other confidentiality or other covenant agreement that you entered into with the Company or any of its affiliates, as well as any other policies and agreements with continuing obligations (collectively, the “Continuing Obligations”) that you entered into with the Company.

Cognex Corporation One Vision Drive Natick, MA 01760-2059 (508) 650-3000 www.cognex.com Agreement The remainder of this letter proposes an agreement (the “Agreement”) between you and the Company. The purpose of this Agreement is to establish an amicable arrangement for ending your employment relationship, including releasing the Company and related persons or entities from any claims and permitting you to receive retention pay and related benefits. You acknowledge that you are entering into this Agreement knowingly and voluntarily. It is customary in employment separation agreements for the departing employee to release the employer from any possible claims, even if the employer believes, as is the case here, that no such claims exist. By proposing and entering into this Agreement, the Company is not admitting in any way that it violated any legal obligation that it owed to you. With those understandings, you and the Company agree as follows: Resignation from Employment Your employment with the Company will end effective March 15, 2024 (the “Resignation Date”). This confirms that you have resigned from your employment with the Company as Senior Vice President and Chief Financial Officer of the Company, to be effective on the Resignation Date. You further confirm that you also resign from any and all other positions that you hold with the Company and any affiliates of the Company as an officer, director or otherwise effective on the Resignation Date. You acknowledge that as of the Company’s most recent payroll payment of salary to you, you were fully paid for all salary then due and payable to you based on your employment through the payroll period applicable to such payroll date. You acknowledge that as of the date of this letter, your accrued but unused vacation time totaled 74.84 hours. If you apply to the Massachusetts Department of Unemployment Assistance for unemployment compensation benefits under state law, the Company shall not dispute your eligibility for such benefits. This shall not affect the Company’s obligation to respond truthfully to governmental agency requests for information related to unemployment compensation eligibility. Retention Bonus and Consideration for Release Provided that (i) you use reasonable efforts to perform your responsibilities until the Resignation Date (the “Transition Period”), (ii) remain employed by the Company through the Transition Period, (iii) execute this letter Agreement within the time period specified below, (iv) do not subsequently revoke this Agreement, and (v) execute and not revoke the Supplemental Release attached as Exhibit B to this letter Agreement, covering the Transition Period (collectively, clauses (i) through (v), the “Bonus Conditions”), the Company shall provide you with the pay, benefits and other terms as set forth below.

Cognex Corporation One Vision Drive Natick, MA 01760-2059 (508) 650-3000 www.cognex.com Retention Bonus. The Company shall pay you a retention bonus (“Retention Bonus”) consisting of $300,000 so long as you have satisfied all of the Bonus Conditions. If you have satisfied all of the Bonus Conditions, the Company intends to pay you the Retention Bonus within five business days following the effective date of the Supplemental Release. Supplemental Payments. In the event you elect to continue your medical and/or dental insurance coverage under COBRA, the Company shall pay the employer portion (the “Supplemental Payments”) of the applicable premiums for such COBRA coverage so that the cost to you will be no greater than the cost would be to you for health and dental coverage under the Company’s group health and dental plans if you were an active employee of the Company. In the event the COBRA administrator charges administration fees, you are responsible for payment of such fees. The Company shall make the Supplemental Payments effective for the period from the day immediately following the Resignation Date until the earlier of the eighteen (18)-month anniversary of the Resignation Date or the date when you commence other employment. You agree to notify the Company promptly if you anticipate commencing other employment before the 18-month anniversary of the Resignation Date, including the date of such anticipated commencement of other employment. You also agree to respond promptly and fully to any reasonable requests for information by the Company concerning your employment status and anticipated employment status during such 18-month period. Tax Treatment. The Company shall make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement that it reasonably determines to be required. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate you for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit. Continuing Obligations You acknowledge that your obligations under the Continuing Obligations shall continue in effect, including, without limitation, your obligations to maintain the confidentiality of Confidential Information as defined in the Restrictive Covenants Agreement, to return documents and other property of the Company and to refrain from certain competition and solicitation activities for a period of twelve (12) months after the Resignation Date. A copy of the Restrictive Covenants Agreement is enclosed as Exhibit A. Release of Claims In consideration for, among other terms, the Retention Bonus and the Supplemental Payments, to which you acknowledge you would otherwise not be entitled, you, on your own behalf and on behalf of your heirs, executors, administrators, personal representatives, attorneys, and assigns, voluntarily release and forever discharge the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of

Cognex Corporation One Vision Drive Natick, MA 01760-2059 (508) 650-3000 www.cognex.com every name and nature, known or unknown (“Claims”) that, as of the date when you sign this Agreement, you have, ever had, now claim to have or ever claimed to have had against any or all of the Releasees. This release includes, without limitation, all Claims: • relating to your employment by and termination of employment with the Company; • of wrongful discharge or violation of public policy; • of breach of contract; • of defamation or other torts; • of retaliation or discrimination under federal, state or local law (including, without limitation, Claims of discrimination or retaliation under the Age Discrimination in Employment Act, the Americans with Disabilities Act, and Title VII of the Civil Rights Act of 1964); • under any other federal or state statute (including, without limitation, Claims under the Worker Adjustment and Retraining Notification Act or the Fair Labor Standards Act); • for wages, bonuses, incentive compensation, stock, stock options, vacation pay or any other compensation or benefits, either under the Massachusetts Wage Act, M.G.L. c. 149, §§148-150C, or otherwise; and • for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees; provided, however, that this release shall not affect your vested rights under the Company’s Section 401(k) plan, the Award Agreements, rights as a stockholder of the Company, rights to be covered under applicable indemnification agreements and policies and under applicable directors and officers liability insurance for acts or omissions while serving as an executive of the Company, Claims that cannot be waived by law, and your rights under this Agreement. You acknowledge that the termination of your employment in accordance with this Agreement shall not give rise to any Claims. Transitional Services You agree to provide up to ten (10) hours of transitional services to the Company through June 1, 2024 at any reasonable times requested by the Company; provided that the Company shall not require you to provide any such services at any times that would unreasonably interfere with your search for employment or with any subsequent employment. Future Cooperation You agree to cooperate reasonably with the Company and all of its affiliates (including its and their outside counsel) in connection with (i) the contemplation, prosecution and defense of all phases of existing, past and future litigation about which the Company believes you may have knowledge or information; and (ii) responding to requests for information from regulatory agencies or other governmental authorities (together “Cooperation Services”). In the event you receive a subpoena, deposition notice, interview request or any other inquiry, process, or order relating to any civil, criminal, or administrative investigation, suit, proceeding or other matter relating to the Releasees from any investigator, attorney, or any other third party, you agree to promptly notify the

Cognex Corporation One Vision Drive Natick, MA 01760-2059 (508) 650-3000 www.cognex.com undersigned by telephone and in writing. You further agree to make yourself available to provide Cooperation Services at mutually convenient times during and outside of regular business hours as reasonably deemed necessary by the Company’s counsel. The Company shall not utilize this section to require you to make yourself available to an extent that would unreasonably interfere with full- time employment responsibilities that you may have. Cooperation Services include, without limitation, appearing without the necessity of a subpoena to testify truthfully in any legal proceedings in which the Company or an affiliate calls you as a witness. The Company shall reimburse you for any reasonable travel expenses that you incur due to your performance of Cooperation Services, after receipt of appropriate documentation consistent with the Company’s business expense reimbursement policy. In addition, for all time that you reasonably expend in providing Cooperation Services after the end of the Transition Period and beyond the ten (10) hours of transitional services to the Company through June 1, 2024, the Company shall compensate you at the rate of $150 per hour; provided that your right to such compensation shall not apply to time spent in activities that could have been compelled pursuant to a subpoena, including testimony and related attendance at depositions, hearings or trials. Non-Disparagement Subject to the “Protected Disclosure and Other Protected Actions” below, you agree not to make any disparaging statements concerning the Company or any of its affiliates, products, services, or current or former officers, directors, employees or agents. Protected Disclosures and Other Protected Actions Nothing contained in this Agreement, any other agreement with the Company, or any Company policy limits your ability, with or without notice to the Company, to: (i) file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”), including without limitation, the Equal Employment Opportunity Commission, the National Labor Relations Board or the Securities and Exchange Commission (the “SEC”); (ii) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including by providing non-privileged documents or information; (iii) exercise any rights under Section 7 of the National Labor Relations Act, which are available to non-supervisory employees, including assisting co-workers with or discussing any employment issue as part of engaging in concerted activities for the purpose of mutual aid or protection; (iv) discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful; or (v) testify truthfully in a legal proceeding. Any such communications and disclosures must not violate applicable law and the information disclosed must not have been obtained through a communication that was subject to the attorney-client privilege (unless disclosure of that information would otherwise be permitted consistent with such privilege or applicable law). If a Government Agency or any other third party pursues any claim on your behalf, you waive any right to monetary or other individualized relief (either individually or as part of any collective or class action), but the Company will not limit any right you may have to receive an award pursuant to the whistleblower provisions of any applicable law or regulation for providing information to the SEC or any other Government Agency. In addition, for the avoidance of doubt, pursuant to the federal Defend Trade

Cognex Corporation One Vision Drive Natick, MA 01760-2059 (508) 650-3000 www.cognex.com Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law or under this Agreement, the Restrictive Covenants Agreement, or the Award Agreements for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Other Provisions Termination of Payments. If you breach any of your obligations under this Agreement or the Continuing Obligations, in addition to any other legal or equitable remedies it may have for such breach, the Company shall have the right to terminate its payments to you or for your benefit under this Agreement. The termination of such payments in the event of your breach will not affect your continuing obligations under this Agreement. Absence of Reliance. In signing this Agreement, you are not relying upon any promises or representations made by anyone at or on behalf of the Company. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Waiver. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. Jurisdiction. You and the Company hereby agree that the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts shall have the exclusive jurisdiction to consider any matters related to this Agreement, including, without limitation, any claim of a violation of this Agreement. With respect to any such court action, you submit to the jurisdiction of such courts and you acknowledge that venue in such courts is proper. Relief. You agree that it would be difficult to measure any harm caused to the Company that might result from any breach by you of your promises set forth in this letter Agreement. You further agree that money damages would be an inadequate remedy for any breach of any of this letter Agreement. Accordingly, you agree that if you breach, or propose to breach, any portion of your obligations, the Company shall be entitled, in addition to all other remedies it may have, to an injunction or other appropriate equitable relief to restrain any such breach, without showing or proving any actual damage to the Company and without the necessity of posting a bond. If the Company prevails in any action to enforce this Agreement, then you also shall be liable to the Company for reasonable attorney’s fees and costs incurred by the Company.

Cognex Corporation One Vision Drive Natick, MA 01760-2059 (508) 650-3000 www.cognex.com Governing Law; Interpretation. This Agreement shall be interpreted and enforced under the laws of the Commonwealth of Massachusetts, without regard to conflict of law principles. In the event of any dispute, this Agreement is intended by the parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either you or the Company or the “drafter” of all or any portion of this Agreement. Entire Agreement. This Agreement, including the Supplemental Release, constitutes the entire agreement between you and the Company with respect to the subject matter hereof. This Agreement supersedes any previous agreements or understandings between you and the Company, except the Continuing Obligations, the Award Agreements, and any other obligations specifically preserved in this Agreement. Time for Consideration; Effective Date. You acknowledge that you have knowingly and voluntarily entered into this Agreement and that the Company advises you to consult with an attorney before signing this Agreement. You understand and acknowledge that you have been given the opportunity to consider this Agreement for twenty-one (21) days from your receipt of this Agreement before signing it (the “Consideration Period”). To accept this Agreement, you must return a signed original or a signed PDF copy of this Agreement so that it is received by Sheila DiPalma at or before the expiration of the Consideration Period. If you sign this Agreement before the end of the Consideration Period, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this Agreement for the entire Consideration Period. For the period of seven (7) days from the date when you sign this Agreement, you have the right to revoke this Agreement by written notice to Ms. DiPalma, provided that such notice is delivered so that it is received at or before the expiration of the seven (7) day revocation period. This Agreement shall not become effective or enforceable during the revocation period. This Agreement shall become effective on the first business day following the expiration of the revocation period (the “Effective Date”). Counterparts. This Agreement may be executed in separate counterparts. When both counterparts are signed, they shall be treated together as one and the same document. Please indicate your agreement to the terms of this Agreement by signing and returning to Ms. DiPalma the original or a PDF copy of this letter within the time period set forth above. [Signature page follows]

Cognex Corporation One Vision Drive Natick, MA 01760-2059 (508) 650-3000 www.cognex.com Sincerely, COGNEX CORPORATION By:__/s/ Robert J. Willett___________________ 1/3/2024______________________________ Robert J. Willett Date President and Chief Executive Officer Enclosures (Exhibit A—Restrictive Covenant Agreement; Exhibit B – Supplemental Release) You are advised to consult with an attorney before signing this Agreement. This is a legal document. Your signature will commit you to its terms. By signing below, you acknowledge that you have carefully read and fully understand all of the provisions of this Agreement and that you are knowingly and voluntarily entering into this Agreement. /s/ Paul Todgham______________________ 1/3/2024 Paul Todgham Date